EXHIBIT 5.01

April 23, 2003

Kana Software, Inc.

181 Constitution Drive

Menlo Park, California 94025

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Kana Software, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,731,364 shares of the Company’s Common Stock (the “Stock”) which are subject to issuance by the Company upon (a) the exercise of stock options to be granted, the award of stock bonuses, or the purchase of restricted stock under the Company’s 1999 Stock Incentive Plan, as amended (the “1999 Stock Incentive Plan”) pursuant to increases under such plan of (i) 1,500,000 shares, effective April 26, 2001, (ii) 824,401 shares, effective January 2, 2002 and (iii) 973,928 shares, effective January 2, 2003; (b) the exercise of stock options to be granted, the award of stock bonuses, or the purchase of restricted stock under the Broadbase Software, Inc. 1999 Equity Incentive Plan, as amended (the “Broadbase 1999 Equity Incentive Plan”), which plan was assumed by the Company in connection with the merger of the Broadbase Software, Inc. (“Broadbase”) with and into a wholly-owned subsidiary of the Company consummated on June 29, 2001, pursuant to increases under such plan of (i) 969,884 shares, effective January 2, 2002 and (ii) 1,145,798 shares, effective January 2, 2003; and (c) the exercise of stock purchase rights to be granted under the Company’s 1999 Employee Stock Purchase Plan, as amended (the “1999 Purchase Plan” and, collectively with the 1999 Stock Incentive Plan and the Broadbase 1999 Equity Incentive Plan, the “Plans”) pursuant to an increases under such plan of (i) 1,000,000 shares, effective April 26, 2001, (ii) 145,483 shares, effective January 2, 2002, and (iii) 171,870 shares, effective January 2, 2003. In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	The Company’s Second Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on April 18, 2000, and certificates of

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April 23, 2002

amendment thereto filed with the Delaware Secretary of State on June 29, 2001 and December 11, 2001.

(2)	The Company’s Amended and Restated Bylaws, as amended on October 12, 2001.

(3)	The Registration Statement, together with the exhibits to be filed as a part thereof or incorporated therein by reference.

(4)	The Prospectuses prepared in connection with the Registration Statement.

(5)	The Agreement and Plan of Merger, dated as of April 9, 2001, by and among the Company, Broadbase and a wholly-owned subsidiary of the Company, and the Certificate of Merger filed with the Office of the Delaware Secretary of State on June 29, 2001 pursuant to the Merger Agreement.

(6)	The minutes of meetings and actions by written consent of the stockholders and Board of Directors of the Company relating to the acquisition of Broadbase, the adoption of the Plans and approval of amendments to the Plans by the Board and the stockholders of the Company that have been provided to us by the Company.

(7)	A certificate from the Company’s transfer agent dated as of April 21, 2003 verifying the number of the Company’s issued and outstanding shares of capital stock as of such date, and a summary report as of April 23, 2003, prepared by the Company, of currently outstanding options and warrants to purchase the Company’s capital stock and stock reserved for issuance upon the exercise of options or warrants to be granted in the future, together with a list of other convertible securities and rights to purchase any securities of the Company.

(8)	Certificates from the Company’s transfer agent dated as of January 1, 2002 and January 1, 2003 verifying the number of the Company’s issued and outstanding shares of capital stock as of such dates, and summary reports as of such dates, prepared by the Company, of currently outstanding options and warrants to purchase the Company’s capital stock and stock reserved for issuance upon the exercise of options or warrants to be granted after such dates, together with a list of other convertible securities and rights to purchase any securities of the Company.

(9)	Information regarding the issued and outstanding shares of capital stock, outstanding options and warrants to purchase the Company’s capital stock, stock reserved for issuance upon the exercise of options or warrants to be granted, and other convertible securities and rights to purchase any securities of the Company (in each case, as of April 26, 2001) included in reports on Forms 10-K and 10-Q filed by the Company with the Securities and Exchange Commission.

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April 23, 2002

(10)	A management certificate addressed to us, dated of even date herewith, and executed by the Company containing certain factual and other representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that (a) the 3,298,329 shares of Stock that may be issued and sold by the Company upon the exercise of stock options, the award of stock bonuses, or the purchase of restricted stock to be granted under the 1999 Stock Incentive Plan, (b) the 2,115,682 shares of Stock that may be issued and sold by the Company upon the exercise of stock options, the award of stock bonuses, or the purchase of restricted stock to be granted under the Broadbase 1999 Equity Incentive Plan, and (c) the 1,317,353 shares of Stock that may be issued and sold by the Company upon the exercise of stock purchase rights to be granted under the 1999 Purchase Plan, when issued, sold, and delivered in accordance with the applicable plan and agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use

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April 23, 2002

in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ DAVID MICHAELS
David Michaels, a Partner

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